UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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 ILLUMINA, INC.

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CKH ACQUISITION CORPORATION
ROCHE HOLDING LTD

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Website FAQ – January 25, 2012

1.	Why is Roche pursuing this transaction now and how does it fit with Roche’s strategy?
An acquisition of Illumina will strengthen Roche’s position in Sequencing and Microarrays to address the growing demand for genetic/genomic solutions. In addition, Roche’s extensive diagnostics experience and global presence will help accelerate the transition of DNA sequencing into clinical and routine diagnostics.

Roche’s ability to offer a total solution to researchers will help enable the discovery of complex new biomarkers improving drug discovery and the selection of patients most likely to respond to a targeted treatment with high clinical relevance. In addition, by building on Illumina’s capabilities Roche will be able to use its scale, global distribution and diagnostic test development expertise to develop new diagnostic tests that serve patients and customers even more effectively.

2.	Why is Roche interested in the sequencing market?
The sequencing market is worth $1.2 bn today and represents a growth opportunity for both Roche and Illumina as significant demand exists for low-cost, high throughput sequencing solutions. The ongoing rapid evolution of technology transforms sequencing into an increasingly powerful, usable and affordable research tool and there is strong potential for adoption of sequencing solutions into clinical and routine diagnostics settings for the benefit of patients.

In the Life Science market, the combination of Roche and Illumina’s sequencing technologies is complementary and will enable researchers in many different fields to obtain superior results. Next Generation Sequencing will remain a core technology to enable the discovery of complex genomic biomarkers with high clinical relevance particularly in Oncology.

3.	How could Roche add value to Illumina?
We believe that a combination with Roche will position Illumina and its management team and employees for greater long-term success as part of a larger, more global organization. Roche has the global infrastructure and sales force required to successfully bring Illumina’s products to the broader Life Science and Diagnostics market and Illumina will be able to more fully realize the potential of its business by leveraging Roche’s customer network, IVD expertise and global footprint.

Roche and Illumina’s combined capabilities and global reach will accelerate the transition of Sequencing into clinical and routine diagnostics. Through this combination, Illumina’s IVD test development timeline will be significantly accelerated by leveraging Roche’s IVD test development and regulatory expertise. Additionally, Roche’s strong coverage of (small- to mid-tier) research centers as well as the clinical pathology labs will enable further market penetration for Illumina’s innovative technology.

4.	How does this fit with your PHC (Personalized Healthcare) strategy?
We believe Next Generation Sequencing will remain a core technology to enable the discovery of complex genomic biomarkers with high clinical relevance, particularly in Oncology. DNA sequencing is expected to help to discover complex biomarkers that could become companion diagnostics and be paired with specific treatments in the long-term.

5.	When do you expect to launch the offer for Illumina?
Roche intends to promptly commence a tender offer to purchase all of the outstanding shares of common stock of Illumina for $44.50 per share in cash. Additionally, Roche will nominate a slate of highly qualified, independent candidates for election to Illumina’s Board of Directors and propose certain other matters for the consideration of shareholders at Illumina's 2012 annual meeting which, if adopted, would result in Roche-nominated directors comprising a majority of the Illumina board.

The complete terms, conditions and other details of the Roche offer will be filed with the SEC. Once a tender offer is publicly launched, Illumina is required to review the offer and make a detailed response within 10 business days.

6.	How will the transaction be financed?
Roche's proposal is not subject to any financing contingency. The proposed transaction will be financed from available cash on its balance sheet and borrowings under its credit facilities and therefore will not require a financing condition.

7.	Will Roche nominate a slate to Illumina's Board?
Roche will nominate a slate of highly qualified, independent candidates for election to Illumina’s Board of Directors and propose certain other matters for the consideration of shareholders at Illumina's 2012 annual meeting which, if adopted, would result in Roche-nominated directors comprising a majority of the Illumina board.

8.	When do you expect the transaction to close?
There are customary closing conditions before the transaction can be consummated. We hope to close in H1 2012. However, the time will depend on a number of factors, including a willingness by Illumina to reconsider a mutually acceptable transaction.

9.	What will happen to Illumina’s facilities? Roche’s facilities?
Roche intends to combine its existing Roche Applied Science business with Illumina and move the business area’s headquarters to San Diego, California. Roche also plans to maintain operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

10.	What will happen to Roche employees? Illumina employees? Do you expect that there will be any layoffs?
Until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies. It is therefore premature to comment in detail.

Roche is a world-class employer, who treats all employees with respect. This transaction is not driven by cost synergies, but by the strategic value of Illumina’s business and its growth potential within Roche. We intend to combine our existing Roche Applied Science business with Illumina and move the business area’s headquarters to San Diego, California. Roche also plans to maintain operations in Penzberg, Germany, the current headquarters of Roche Applied Science.

Illumina will maintain its unique innovative, flexible, and scalable approach to supporting a wide group of genetic researchers. Our “hub-and-spoke” model of acquisitions has allowed previously acquired companies to operate with independence and flexibility. In addition, there will be significant opportunity for greater long-term success for Illumina employees and stakeholders as part of a larger, more global organization and we see growth potential for Illumina as part of Roche, providing additional employment opportunities.

11.	How will this transaction impact your relationship with customers?
Our relationship with our customers will be strengthened by this transaction as we will have a broader range of products to offer and be able to provide an even greater level of service to all our customers. We will honor all contracts in place before the transaction and will continue to offer the same high-quality service and products to Roche and Illumina’s customers.

However, until a transaction has occurred and all necessary approvals have been granted, Roche and Illumina will continue to conduct their respective businesses as independent companies.

12.	Will you keep the Illumina brand? The Roche brand?
We intend to continue the Illumina legacy within the Roche Diagnostics Division, and to maintain the Illumina brand.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
THESE MATERIALS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS MAY BE IDENTIFIED BY WORDS SUCH AS “BELIEVES”, “EXPECTS”, “ANTICIPATES”, “PROJECTS”, “INTENDS”, “SHOULD”, “SEEKS”, “ESTIMATES”, “FUTURE” OR SIMILAR EXPRESSIONS OR BY DISCUSSION OF, AMONG OTHER THINGS, STRATEGY, GOALS, PLANS OR INTENTIONS. VARIOUS FACTORS MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY IN THE FUTURE FROM THOSE REFLECTED IN FORWARD-LOOKING STATEMENTS CONTAINED IN THIS DOCUMENT, AMONG OTHERS: (1) ECONOMIC AND CURRENCY CONDITIONS; (2) COMPETITIVE AND TECHNOLOGICAL FACTORS; AND (3) RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED TRANSACTION.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
THESE MATERIALS ARE FOR INFORMATIONAL PURPOSES ONLY AND DO NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL ILLUMINA COMMON STOCK. THE SOLICITATION AND OFFER TO BUY ILLUMINA COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE AND RELATED MATERIALS WILL BE FILED BY ROCHE WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC), AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE OFFER TO PURCHASE AND RELATED MATERIALS MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE WILL BE FILING A PROXY STATEMENT ON SCHEDULE 14A AND OTHER RELEVANT DOCUMENTS WITH THE SEC IN CONNECTION WITH ITS SOLICITATION OF PROXIES FOR THE 2012 ANNUAL MEETING OF ILLUMINA (THE “PROXY STATEMENT"). PROMPTLY AFTER FILING A DEFINITIVE PROXY STATEMENT WITH THE SEC, ROCHE WILL MAIL THE PROXY STATEMENT AND A PROXY CARD TO EACH ILLUMINA STOCKHOLDER ENTITLED TO VOTE AT THE 2012 ANNUAL MEETING. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY ROCHE WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. THE PROXY STATEMENT AND RELATED MATERIALS MAY ALSO BE OBTAINED (WHEN AVAILABLE) FOR FREE BY CONTACTING THE INFORMATION AGENT FOR THE TENDER OFFER, MACKENZIE PARTNERS, AT (212) 929-5500 OR (800) 322-2885 (TOLL-FREE).

ROCHE HOLDING LTD, CKH ACQUISITION CORPORATION AND THE INDIVIDUALS NOMINATED BY CKH ACQUISITION CORPORATION FOR ELECTION TO ILLUMINA’S BOARD OF DIRECTORS (THE “ROCHE NOMINEES") MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FROM ILLUMINA STOCKHOLDERS FOR USE AT THE 2012 ANNUAL MEETING OF STOCKHOLDERS, OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF. THE DIRECTORS AND EXECUTIVE OFFICERS OF ROCHE HOLDING LTD AND CKH ACQUISITION CORPORATION WHO MAY BE PARTICIPANTS IN THE SOLICITATION OF PROXIES HAVE NOT BEEN DETERMINED AS OF THE DATE OF THESE MATERIALS. NO ADDITIONAL COMPENSATION WILL BE PAID TO SUCH DIRECTORS AND EXECUTIVE OFFICERS FOR SUCH SERVICES. INVESTORS AND SECURITY HOLDERS CAN OBTAIN ADDITIONAL INFORMATION REGARDING THE DIRECT AND INDIRECT INTERESTS OF THE ROCHE NOMINEES AND OTHER PARTICIPANTS BY READING THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE.